EXHIBIT 99.5

Execution Version

SECURITY AGREEMENT

This Security Agreement is dated as of January 30, 2026 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, this “Security Agreement”) between HEO FINANCE, LLC, a Delaware limited liability company (the “Pledgor”), and MIZUHO CAPITAL MARKETS LLC, a Delaware limited liability company (the “Lender”).

WHEREAS, Hunt Equity Opportunities, LLC, a Delaware limited liability company (the “Borrower”) and the Lender have entered into the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Lender has agreed to provide financing to the Borrower upon the terms and subject to the conditions set forth in the Credit Agreement;

WHEREAS, it is a condition precedent to the obligation of the Lender to provide financing to the Borrower under the Credit Agreement that the Pledgor shall have executed and delivered this Security Agreement to the Lender;

WHEREAS, the Pledgor will derive direct and indirect benefits from the Credit Agreement; and

WHEREAS, the Pledgor is willing to enter into this Security Agreement on the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the premises and to induce the Lender to enter into the Credit Agreement and to provide financing to the Borrower in accordance with the terms set forth therein, the Pledgor hereby agrees with the Lender as follows:

1.                Definitions; Interpretation.

1.1              Definitions.

(a)               Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement; provided, that any term used herein and defined in the UCC shall have the meaning specified therefor in the UCC; provided, further, that if a term is defined in Article 8 or 9 of the UCC and is otherwise defined in another Article of the UCC, then the term shall have the meaning as specified therefor in Article 8 or 9 of the UCC, as applicable.

(b)               As used in this Security Agreement, the following terms shall have the meanings assigned below:

“Account” has the meaning specified in Section 9-102(a)(2) of the UCC as in effect on the date hereof.

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“Adverse Claim” has the meaning specified in Section 8-102(a)(1) of the UCC as in effect on the date hereof.

“Collateral” has the meaning specified in Section 2.

“Deposit Account” has the meaning specified in Section 9-102(a)(29) of the UCC as in effect on the date hereof, and includes all funds held therein.

“Document” has the meaning specified in Section 9-102(a)(30) of the UCC as in effect on the date hereof.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC as in effect on the date hereof.

“LLC Interests” means all limited liability company interests in the Borrower.

“Proceeds” has the meaning specified in Section 9-102(a)(64) of the UCC as in effect on the date hereof.

“Secured Obligations” means all Obligations (as defined in the Credit Agreement).

“Securities Act” has the meaning specified in Section 6.2.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2              Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” is not exclusive. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Security Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Security Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.                  Pledge; Grant of Security Interest. The Pledgor, as security for the prompt and complete payment and performance when due (whether at maturity, by acceleration or otherwise) in full of all the Secured Obligations, hereby pledges, assigns, charges, delivers, grants and transfers to the Lender, a continuing first-priority security interest in and to all of the Pledgor’s

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right, title and interest in, to and under all of the following property, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively called the “Collateral”):

(a)               the LLC Interests;

(b)               all rights accompanying the property referred to in this Section 2 (including, without limitation, voting rights);

(c)               all Proceeds of any of the property referred to in this Section 2 and all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all Proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all Proceeds of conversion, voluntary or involuntary, into cash or other liquid property, all cash Proceeds, Accounts, notes, drafts, checks, Deposit Accounts, insurance proceeds, rights to payment of any and every kind and other forms of obligations, Instruments and other property which at any time constitute all or part of or are included in the Proceeds of any of the foregoing and any substitutions or replacements therefor; and

(d)               all books and records (including, without limitation, computer printouts, computer software and other computer output materials and records) related to any of the foregoing.

3.                  Authorization to File Financing Statements. The Pledgor hereby irrevocably authorizes the Lender at any time and from time to time to file in any jurisdiction any and all financing statements or registrations identifying the Pledgor as “debtor” and the Lender as “secured party” thereon and describing any or all of the Collateral, as the Lender in its sole discretion deems necessary or appropriate.

4.                  Representations and Warranties of the Pledgor. The Pledgor hereby represents and warrants to the Lender as of the date hereof as follows:

4.1              Validity, Perfection and Priority.

(a)               The Pledgor has the right and all requisite power and authority to pledge, assign, charge, deliver, grant and transfer the Collateral to the Lender as set forth herein, and the security interest in the Collateral granted to the Lender hereunder constitutes a valid security interest in the Collateral, free of any Adverse Claim.

(b)               With respect to the Collateral for which a security interest can be created under Article 9 of the UCC and perfected by the filing of a financing statement under Article 9 of the UCC, upon the execution and delivery of this Security Agreement by the parties hereto, and when a UCC-1 financing statement identifying the Pledgor as debtor and the Lender as secured party and describing all of the Collateral has been filed with the office of the Secretary of State of the State of Delaware, (i) the Lender will have a valid and perfected first priority security interest in the Collateral, (ii) the Liens granted pursuant to this Security Agreement will be prior to all other Liens on the Collateral and (iii) no action based on an Adverse Claim to the Collateral,

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whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Pledgor.

4.2              No Liens or Other Financing Statements.

(a)               Except for the Lien granted to the Lender hereunder, the Pledgor is the sole beneficial owner of all Collateral and owns each item of the Collateral free and clear of any and all Liens, rights or claims of all other persons.

(b)               No financing statement or other evidence of Lien covering or purporting to cover any of the Collateral is on file in any public office other than (i) financing statements filed or to be filed in connection with the security interest granted to the Lender hereunder and (ii) financing statements for which proper termination statements have been delivered to the Lender for filing, if any.

4.3              Existence. The Pledgor is duly organized, validly exists and is in good standing in the State of Delaware.

4.4              Certificates. The LLC Interests are not, and the LLC Interests will not be, (i) represented by certificates or similar Instruments, (ii) dealt in or traded on any securities exchange or in securities markets, (iii) a security governed by Article 8 of the UCC, or (iv) investment company securities (as defined in the UCC).

4.5              UCC Location. The Pledgor is, and has always been, located (within the meaning of Section 9-307 of the UCC) in the State of Delaware.

4.6              Name. The name set forth with respect to the Pledgor on the signature page hereof is, and at all times has been, the exact and complete name of the Pledgor.

4.7              Consent, Approval, Authorization. Except for the filing of the financing statements by the Lender in respect of the Collateral, and except for such consents, approvals, authorizations or other orders that have been obtained or made and are in full force and effect, no consent, approval, authorization or other order of any Person is required for (i) the execution and delivery of this Security Agreement by the Pledgor or (ii) the exercise by the Lender of the rights conveyed to it as security in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement.

5.                  Covenants. The Pledgor covenants and agrees with the Lender that, from and after the date of this Security Agreement until the Secured Obligations have been fully performed or paid in full and the Loan Documents have been terminated (other than in respect of contingent indemnification, expense reimbursement claims and other contingent obligations not then due and payable):

5.1              Protection of Collateral.

(a)               The Pledgor shall from time to time execute and deliver all such supplements and amendments hereto and all such other documents, and shall take such other action, as may be reasonably requested by the Lender and necessary or advisable to: (i) create the

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Lien and security interest under this Security Agreement in all or any portion of any Collateral acquired by the Pledgor; (ii) maintain or preserve the Lien and security interest (and the priority thereof) under this Security Agreement or to carry out more effectively the purposes hereof; (iii) perfect, publish notice of or protect the validity of the grant made by this Security Agreement; (iv) preserve and defend title to the Collateral against the claims of all persons and parties; or (v) preserve the Collateral from loss.

(b)               Without the prior written consent of the Lender, the Pledgor will not file or authorize or permit to be filed or to be on file in any jurisdiction any financing statement or like instrument or registration identifying any Person other than the Lender as having a Lien or similar interest in the Collateral.

(c)               The Pledgor shall not (i) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Liens in favor of the Lender provided for by the Loan Documents and Permitted Liens described in clause (v) of the definition thereof, or (ii) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Lender to sell, assign or transfer any of the Collateral, except for the Loan Documents, in either case of clauses (i) and (ii) without the prior written consent of the Lender.

5.2              Change of Name, Identity, Corporate Structure or Location. Unless the Pledgor shall have given the Lender prompt prior written notice thereof (and in any event, no later than concurrently with the effectiveness thereof (or such other time as agreed by the Lender)), the Pledgor will not change (i) its name, identity or entity type in any manner (including its jurisdiction of formation) or (ii) its “location” (within the meaning of Sections 9-301 and 9-307 of the UCC).

5.3              Further Assurances. The Pledgor will from time to time, at its own expense, promptly execute, deliver, file and record all further instruments, assignments, agreements, certificates, passbooks, endorsements and other documents, and take such further action as the Lender may reasonably deem necessary or desirable in obtaining the full benefits of this Security Agreement and of the rights, remedies and powers herein or therein granted (including in connection with any sale of the Collateral or any part thereof by the Lender following the occurrence and during the continuance of an Event of Default under the Credit Agreement), including furnishing to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail and in form reasonably satisfactory to the Lender. The Pledgor will not take any action to cause the LLC Interests to become a security governed by Article 8 of the UCC.

6.                Remedies; Rights Upon Event of Default.

6.1              Exercise of Rights and Remedies.

(a)               Following the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, (i) the Lender shall have all the rights of a secured party under the UCC with respect to the Pledgor and the Collateral, shall have all rights now or hereafter existing under all other applicable laws, and shall have all the rights set forth in the Loan

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Documents and in any other agreement between the parties, and (ii) the Lender is hereby authorized and empowered, at its election (A) to transfer and register in its or its nominee’s name the whole or any part of the Collateral, (B) to exercise all voting rights with respect thereto, (C) to redeem, convert or otherwise deal with the Collateral in accordance with the terms thereof, (D) to demand, sue for, collect, receive and give acquittance for any and all distributions or monies due or to become due upon the Collateral by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect to the Collateral, (E) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom as set forth herein, and (F) otherwise to act with respect to the Collateral or the proceeds thereof as though the Lender were the outright owner thereof. Without limitation of the rights conferred on the Lender pursuant to Section 9, the Pledgor hereby irrevocably appoints the Lender as its attorney-in-fact, with full power of substitution, to exercise all such rights.

(b)               The Lender shall give the Pledgor not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any Collateral, except that such notice shall not be required for any Collateral that may decline speedily in value (in which case, the Pledgor acknowledges no such notice is required, except any notice that is required under applicable law and cannot be waived and Lender shall provide notice as soon as reasonably practical thereafter). The Pledgor agrees that such notice, if required, constitutes “reasonable notification” within the meaning of Section 9-611(b) of the UCC.

6.2              Restricted or Private Sales. The Pledgor recognizes that, by reason of certain prohibitions contained in the U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable U.S. state securities laws, or other laws, the Lender, in the exercise of its rights and remedies upon the occurrence and during the continuance of an Event of Default, with respect to any sale of all or any part of the Collateral, may offer and sell such Collateral in a transaction exempt from registration under the Securities Act, including by limiting purchasers to Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act) and/or to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such restricted or private sales may be at prices and on terms less favorable to the Pledgor than those obtainable through a public sale without such restrictions, but agrees that such sales are commercially reasonable, if conducted in a commercially reasonable manner under the then existing circumstances and in accordance with applicable law.

6.3              Waiver of Objections. The Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Security Agreement, the Credit Agreement or any other Loan Document, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Pledgor waives the benefit of all such laws to the extent it lawfully may do so. The Pledgor agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Security Agreement, the Credit Agreement or any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more such rights, powers or remedies.

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7.                Application of Proceeds.

7.1              After sale, disposition, collection or other realization of all or any part of the Collateral or other enforcement or foreclosure of the Lender’s security interest hereunder, the Lender shall apply the proceeds of the Collateral to the payment of any and all taxes, expenses and fees (including reasonable legal fees and expenses) incurred by the Lender in obtaining, taking possession and disposing of the Collateral, any and all amounts incurred by the Lender in connection therewith and any amounts payable to the Lender under this Security Agreement, and the balance of such proceeds after such shall be applied towards the payment of the Secured Obligations, and any surplus remaining thereafter shall be paid by the Lender to the Pledgor.

7.2              The Pledgor hereby acknowledges that it shall remain liable with respect to the amounts payable by the Pledgor under the Credit Agreement to the extent of any deficiency between (i) the amount of the proceeds actually realized by the Lender on the Collateral and the collateral pledged by the Borrower to the Lender to secure the Obligations and (ii) the amount of the Obligations.

8.                  Exoneration of the Lender. Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Lender shall have no duty with respect thereto. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Lender accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Lender in good faith. The Lender shall not be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

9.                  Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Lender’s discretion, solely following the occurrence and during the continuance of an Event of Default under the Credit Agreement, for the purpose of carrying out the terms of this Security Agreement, the Credit Agreement and any other Loan Documents, to take any and all appropriate action by any technologically available means, which may include any form of electronic data transmission, and to execute in any appropriate manner, which may include using any symbol that the Lender may adopt to signify the Pledgor’s intent to authenticate, any and all documents and instruments which may be necessary to accomplish the purposes of this Security Agreement, the Credit Agreement and any other Loan Documents. The Pledgor hereby ratifies that which said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

10.            Miscellaneous.

10.1          Notices. Unless otherwise expressly provided in this Security Agreement, all notices and other communications provided for hereunder shall be in writing and may be personally served or sent by overnight courier, electronic mail or registered or certified United

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States mail, and shall be deemed given when (a) delivered in person, or received by courier or United States mail or (b) the sender thereof receives an affirmative response from the intended recipient acknowledging receipt thereof (such as a return email or other written acknowledgement, but not the “return receipt requested” function), in both cases at the address specified below; provided that if such notice or other communication is not given during normal business hours for the recipient, it shall be deemed to have been given at the opening of business on the next Business Day for the recipient. Any party may change its address for notices hereunder by notice to all other parties given in accordance with this Section 10.1. The Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Pledgor even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.

Pledgor:

HEO Finance, LLC

c/o Hunt Capital Holdings Investments, LLC

601 North Mesa, Suite 1900

El Paso, Texas 79901

Attn: Kara Harchuck

Email: [***]

With a copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, 21st Floor

Dallas, Texas 75201

Attention: Jonathan Whalen

E-mail: jwhalen@gibsondunn.com

Lender:

Mizuho Capital Markets LLC

Address: 1271 Avenue of the Americas, New York, NY 10020

Attention: Legal Department

Email: [***]

With a copy to (which copy shall not constitute notice):

Mizuho Capital Markets LLC

Address: 1271 Avenue of the Americas, New York, NY 10020
Attention & Email: Mirza Kafedzic ([***]);

Stephen Wang ([***]);

Julian Rudin ([***]); and

Mathias Turjman ([***])

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10.2          Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender, and (ii) the Lender’s right to assign shall be limited as set forth in the Credit Agreement. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Security Agreement.

10.3          Amendments, Etc. No amendment or waiver of any provision of this Security Agreement, and no consent to any departure by any party hereto therefrom, shall be effective unless in writing signed by the Lender and the Pledgor, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.4          No Waiver; Remedies. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies specified herein are cumulative and not exclusive of any rights or remedies which any party hereto would otherwise have. No notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of such party to any other or future action in any circumstances without notice or demand.

10.5          Rights Cumulative. The rights and remedies herein expressly provided are cumulative and may be exercised singly or concurrently and as often and in such order as each party hereto deems expedient and are not exclusive of any rights or remedies which each party hereto would otherwise have whether by this Security Agreement, the Credit Agreement or any other Loan Document or any other agreement contemplated hereby or thereby or now or hereafter existing under applicable law.

10.6          Termination; Release. When the Secured Obligations have been paid and performed in full and the Loan Documents shall have been terminated (other than in respect of contingent indemnification, expense reimbursement claims and other contingent obligations not then due and payable), this Security Agreement and the security interest in the Collateral granted hereunder shall automatically terminate, and the Lender, at the request and sole expense of the Pledgor, will execute and deliver to the Pledgor the proper instruments acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Pledgor, without recourse, representation or warranty of any kind whatsoever (other than the absence of any liens, claims or encumbrances on the Collateral created by or through the Lender other than pursuant to the Loan Documents), such of the Collateral as may be in possession of the Lender and which has not theretofore been disposed of, applied or released.

10.7          Severability. Any provision of this Security Agreement held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Security Agreement, and the invalidity of a

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particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace such illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such illegal, invalid or unenforceable provisions.

10.8          Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflicts of laws provisions (other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law and the conflict of law provisions of the UCC governing perfection).

10.9          Submission to Jurisdiction; Process; Waiver of Venue. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal court sitting in the county of New York, New York or New York State court sitting in the county of New York, New York in respect of any action or proceeding arising out of or relating to this Security Agreement, or for recognition or enforcement of any judgment, and irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of this Security Agreement. Nothing in this Security Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law. Each of the parties hereto irrevocably waives (i) to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to above in this Section 10.9 and (ii) to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

10.10      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10.11      Headings Descriptive. Section headings herein are included for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

10.12      Counterparts. This Security Agreement may be executed in any number of counterparts, including by electronic means, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Moreover, the parties hereto further acknowledge and agree that this Security Agreement may be signed and/or transmitted by email (including via Portable Document Format (PDF) documents) or using electronic signature

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technology (including via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (i) to the extent a party signs this Security Agreement using electronic signature technology, by clicking “SIGN” or otherwise affixing an electronic signature or similar mark, such party is signing this Security Agreement electronically, and (ii) the electronic signatures appearing on this Security Agreement shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures. If executed in counterparts, this Security Agreement shall be effective as if simultaneously executed.

[REMAINDER LEFT INTENTIONALLY BLANK]

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IN WITNESS WHEREOF this Security Agreement has been executed and delivered the day and year first above written.

HEO FINANCE, LLC, as Pledgor

By:	Hunt ELP, Ltd., its sole member

By:	/s/ Dan Singer
	Name:	Dan Singer
	Title:	Executive Vice President

Signature Page to HEO Finance, LLC Security Agreement

MIZUHO CAPITAL MARKETS LLC, as Lender

By:	Mizuho Securities USA LLC, as manager

By:	/s/ Mirza Kafedzic
	Name:	Mirza Kafedzic
	Title:	Managing Director

Signature Page to HEO Finance, LLC Security Agreement